UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2018

AVANT DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54004	98-0599151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 30th Street NW Suite 107

Washington, D.C. 20007

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 710-9200

217 Perry Parkway, Suite 8

Gaithersburg, MD 20877

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2018, Avant Diagnostics, Inc. (the “Company”) appointed Henry Cole as a director of the Company, effective immediately. Mr. Cole does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director. There is no understanding or arrangement between Mr. Cole and any other person pursuant to which Mr. Cole was selected as a director. There are no transactions in which Mr. Cole has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Cole has served as President of Global Development International, LLC, a position he has held since 2007, where he provides development support, management and oversight for companies and varied program initiatives in medical and healthcare programs and products, including Instant Labs Medical Diagnostics, Inc. (molecular diagnostics, hospital based infections), MedPharm, Inc. (global and developing country hospital and clinic support), MPRC Group, LTD (medical equipment, medical system planning and support throughout the Middle East), and various others. Mr. Cole previously served from 1989 to 2005 as President and Corporate Officer at Futures Group International and Futures Group Holdings. Under his direction, corporate programs expanded to offices in over 40 countries. Mr. Cole has served on the Faculty of Economics, Tulane University (1969 – 1972) and The US President’s Council of Economic Advisors as staff intern (1969 – 1970). Mr. Cole has served as an independent director of Global Medical REIT (NASDAQ: GMRE) since May 2015. Mr. Cole has served on the boards of numerous organizations including the Millennium Project from 1996 to 2006; the Futures Institute for Sustainable Development from 2001 to 2005; Foundation Against HIV and AIDS from 2007 to 2011; Kids Save International from 2006 to 2012; Triple Win International from 2008 to 2013; and others. He has worked in over 28 countries, with in-depth experience in Egypt, Turkey, Ghana, Cameroon, Kenya, Sudan, Sahelian Africa, Haiti, Trinidad, Bahamas, Philippines, Indonesia and India. Mr. Cole holds a B.A. in Economics from Yale University and an MA as well as completed Ph.D. studies (ABD) in Political Economy, with written comprehensive exams and faculty oral exams completed from The Johns Hopkins University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANT DIAGNOSTICS, INC.

Dated: June 14, 2018	By:	/s/ Dr. Michael Ruxin, M.D.
Dr. Michael Ruxin, M.D. Chief Executive Officer